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                                                                    EXHIBIT 23.1

                   CONSENT OF WRINKLE, GARDNER & COMPANY, P.C.


The Board of Directors
IVG Corp.


         We agree to the inclusion in this Registration Statement on Form SB-2 of our report, dated April 12, 2001, on our audit of the financial statements of IVG Corp. and to the reference to our firm under the heading "Experts" in such Registration Statement.

                                            /s/ Wrinkle, Gardner & Company, P.C.
                                            WRINKLE, GARDNER & COMPANY, P.C.
                                            Friendswood, Texas
                                            October 10, 2001